                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Capstead Mortgage Corporation of our report dated January 27, 2000, included in the 1999 Annual Report to Stockholders of Capstead Mortgage Corporation. We also consent to the incorporation by reference in the following registration statements and the related prospectuses, of our report dated January 27, 2000 with respect to the consolidated financial statements incorporated herein by reference in the Annual Report on Form 10-K of Capstead Mortgage Corporation:



         o        Form S-8 (No. 33-40116);

         o        Form S-8 (No. 33-40117);

         o        Form S-3 (No. 33-62212);

         o        Form S-3 (No. 33-52415);

         o        Form S-8 (No. 33-53555);

         o        Form S-3 (No. 33-57164);

         o        Form S-3 (No. 333-03187);

         o        Form S-8 (No. 333-12719);

         o        Form S-3 (No. 333-26419);

         o        Form S-3 (No. 333-26865);

         o        A pre-effective amendment to Form S-3 (No. 333-26419);

         o        Form S-8 (No. 333-27215);

         o        A post-effective amendment to Form S-3 (No. 333-26865); and

         o        Form S-3 (No. 333-43169).


                                                               ERNST & YOUNG LLP


Dallas, Texas
March 13, 2000